Exhibit 4.8


                     AMENDMENT TO CREDIT AGREEMENT

     THIS AMENDMENT TO CREDIT AGREEMENT, made and entered into as of the first day of July, 1995, by and among WLR FOODS, INC. (the "Borrower"), WAMPLER-LONGACRE, INC., CASSCO ICE & COLD STORAGE, INC., FIRST UNION NATIONAL BANK OF VIRGINIA, as Agent, and FIRST UNION NATIONAL BANK OF VIRGINIA, CORESTATES BANK, N.A., also doing business as Philadelphia National Bank, HARRIS TRUST AND SAVINGS BANK and CRESTAR BANK (collectively, the "Lenders");

                              WITNESSETH:

     WHEREAS, the parties hereto have previously entered into a Credit Agreement dated as of March 1, 1995 (the "Agreement"); and

     WHEREAS, the parties desire to amend the Agreement as herein provided;

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants herein contained, the parties agree that the Agreement is hereby amended as follows:

     1.   In the  first sentence  of Section 2.3(c) of  the Agreement,
the   language  "one   (1)  Business   Day's"   is  changed   to  read
"Contemporaneous".

     2. In Schedule 10.1(d) to the Agreement, "$16,000,000" is changed to read "$22,000,000".

     As consideration for the Lender's execution and delivery of this Amendment, the Borrower shall pay each Lender the sum of $5.00 in cash.

     This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their officers duly authorized, all as of the date first above written.

                                   WLR FOODS, INC.



                                   By:  /s/ Delbert L. Seitz

                                   Its:  Secretary


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                                   WAMPLER-LONGACRE, INC.


                                   By:  /s/ Delbert L. Seitz

                                   Its:  Secretary

                                   CASSCO ICE & COLD STORAGE, INC.


                                   By:  /s/ Delbert L. Seitz

                                   Its:  Secretary

                                   FIRST UNION NATIONAL BANK OF
                                   VIRGINIA, as Agent and Lender


                                   By:  /s/ Stewart H. Manley

                                   Its: SVP

                                   CORESTATES BANK, N.A., also doing
                                   business as Philadelphia National Bank


                                   By:  /s/ Christina S. Pietrangelo

                                   Its:  Commercial Officer

                                   HARRIS TRUST AND SAVINGS BANK


                                   By:  /s/ Carl A. Blackham

                                   Its:  Vice President


                                   CRESTAR BANK


                                   By:  /s/ Martha D. Shifflett

                                   Its:  Vice President













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